UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2024
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On March 5, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) notified Panbela Therapeutics, Inc. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s common stock and that trading of the Company’s securities will be suspended at the open of trading on March 7, 2024. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission (the “SEC”) after applicable appeal periods have lapsed. In the interim, the Company expects its common stock will be eligible for quotation on the OTC Pink Market under its existing symbol, “PBLA.”

The Panel reached its decision because the Company is in violation of the minimum $2.5 million stockholders equity requirement in Listing Rule 5550(b)(1) and unable to comply with any of the alternative requirements in Listing Rule 5550(b). The Company has 15 days after the date it received notice of the Panel’s decision to request that the Nasdaq Listing and Hearing Review Council review the decision, or the Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after the Company was notified of the decision.

The Company plans to continue to file its required periodic reports and other filings with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “looking forward,” “may,” “plan,” “positioned,” “potential,” and “will.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to maintain or regain the listing of our common stock on a national securities exchange; and (xiii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: March 7, 2024	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer